UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2022

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 25, 2022, Pennsylvania Real Estate Investment Trust (the “Trust”) entered into a letter agreement with Cygnus Property Fund V, LLC (“Cygnus”), a holder of the Trust’s outstanding preferred shares, pursuant to which the Trust agreed to include Christopher Swann and Kenneth Hart, who had independently submitted his Preferred Trustee (as defined below) nomination to the Trust’s board of trustees (the “Board”), in the Trust’s proxy materials as Preferred Trustees for election to the Board at the Trust’s upcoming 2022 annual meeting of shareholders (the “Annual Meeting”). Effective upon the filing of the Trust’s proxy materials in accordance with the letter agreement, Cygnus agreed to withdraw its previous nomination of Ryan J. Levenson to serve as one of the two additional Trustees (the “Preferred Trustees”) that may be elected by the holders of the Trust’s 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred”), the Trust’s 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares (the “Series C Preferred”), and the Trust’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares (the “Series D Preferred,” and, together with the Series B Preferred and the Series C Preferred, the “Outstanding Preferred”) at the Annual Meeting.

Cygnus and its affiliates have further agreed to vote all of their shares of Outstanding Preferred that they have the right to vote (or direct to vote) at the upcoming Annual Meeting in favor of Mr. Swann and Mr. Hart, to serve as the Preferred Trustees and against any shareholder nominees for Preferred Trustee that are not Mr. Swann or Mr. Hart. Cygnus also agreed that, without the prior written consent of the Board, it would not nominate or recommend any person for election as a trustee of the Board other than Mr. Swann or Mr. Hart, commence any “withhold” or other campaign, or submit any proposals with respect to the Annual Meeting.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release issued by the Trust on March 28, 2022 regarding the letter agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1*	Letter Agreement, dated as of March 25, 2022, between Pennsylvania Real Estate Investment Trust and Cygnus Property Fund V, LLC.

99.2	Press release dated March 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Personal contact information has been redacted from this exhibit pursuant to Regulation S-K Item 601(a)(6).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 28, 2022	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel